As filed with the Securities and Exchange Commission on January 30, 2023
Registration No. 333-269177

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SENSEONICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	47-1210911
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
20451 Seneca Meadows Parkway
Germantown, MD 20876-7005
(301) 515-7260
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Timothy T. Goodnow
Chief Executive Officer
Senseonics Holdings, Inc.
20451 Seneca Meadows Parkway
Germantown, MD 20876-7005
(301) 515-7260
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Darren K. DeStefano
Reid S. Hooper
Cooley LLP
11951 Freedom Drive
Reston, VA 20210-5640
(703) 456-8000

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer   ☐Accelerated filer   ☐Non-accelerated filer   ☒Smaller reporting company   ☒
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 30, 2023
PRELIMINARY PROSPECTUS
10,000,000 Shares of Common Stock
Nonstatutory Stock Options
Restricted Stock Units

We may issue, from time to time, nonstatutory stock options exercisable for shares of our common stock and/or restricted stock units that may be settled in shares of our common stock. These securities, which will be issued pursuant to the Senseonics Holdings, Inc. 2023 Commercial Equity Plan, or the Plan, are described in this prospectus. For a more complete description of the plan of distribution of these securities and the Plan, see the sections entitled “Plan of Distribution” and “The Senseonics Holdings, Inc. 2023 Commercial Equity Plan and the Securities We May Offer” beginning on page 6 of this prospectus.
The Senseonics board of directors adopted the Plan to provide the ability to grant equity incentive awards to employees of organizations with which we have a commercial arrangement, including our global commercial partner Ascensia Diabetes Care Holdings AG, who assist with the commercialization of our products. The Plan provides for the discretionary granting of nonstatutory stock options and restricted stock units to eligible recipients. The objective of the Plan is to provide award recipients with an opportunity to share in our growth and provide incentives for the participants to exert maximum efforts for our success, further aligning the interests of individuals supporting Eversense commercialization with the interests of our stockholders.
You should carefully read this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
Our common stock is listed on the NYSE American under the symbol “SENS.” On January 27, 2023, the last reported sale price of our common stock was $1.11 per share.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 and contained in the documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is           , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Senseonics Holdings, Inc., or the Company, has filed with the Securities and Exchange Commission, or SEC. Under this registration statement, we may, from time to time, issue any combination of nonstatutory stock options and restricted stock units to eligible participants under the Senseonics Holdings, Inc. 2023 Commercial Equity Plan, which we refer to in this prospectus as the Plan. Senseonics is pleased to provide you with information regarding the Plan. You should carefully read this prospectus together with the additional information described under the heading “Where You Can Find More Information” beginning on page 3 of this prospectus.
The Plan provides you with an opportunity to share in our growth and assists us in providing incentives for participants to exert maximum efforts for the success of Senseonics, further aligning the interests of individuals supporting Eversense commercialization with the interests of Senseonics stockholders. The terms of the Plan provide for the discretionary grant of nonstatutory stock options and restricted stock unit awards to eligible recipients as described in the Plan.
The information appearing in this prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

PROSPECTUS SUMMARY
About Senseonics
We are a medical technology company focused on the development and manufacturing of glucose monitoring products designed to transform lives in the global diabetes community with differentiated, long-term implantable glucose management technology. Our Eversense E3 continuous glucose monitoring, or CGM, system is designed to continually and accurately measure glucose levels in people with diabetes via an under-the-skin sensor, a removable and rechargeable smart transmitter, and a convenient app for real-time diabetes monitoring and management for a period of up to six months, as compared to seven to 14 days for non-implantable CGM systems. We affixed the CE mark to the original Eversense CGM system in June 2016, which marked the first certification for the product to be sold within the European Economic Area, or the EEA. Subsequently, we affixed the CE mark to the extended life Eversense XL CGM system in September 2017 which was available in select markets in Europe and the Middle East. In June 2022, we affixed the CE mark to the extended life Eversense E3 CGM system and Ascensia began commercialization in select markets in Europe during the third quarter of 2022. In June 2018, the U.S. Food and Drug Administration, or the FDA, approved the Eversense CGM system to be sold throughout the United States. In June 2019, we received FDA approval for the non-adjunctive indication (dosing claim) for the Eversense system. With this approval and the availability of a new app in December 2019, the Eversense system can now be used as a therapeutic CGM in the United States to replace fingerstick blood glucose measurement to make treatment decisions, including insulin dosing. In February 2022, the 180-day extended life Eversense E3 CGM system was approved by the FDA and Ascensia Diabetes Care Holdings AG, or Ascensia, began commercializing Eversense E3 in the United States in the second quarter of 2022.
We are in the early commercialization stages of the Eversense brand and are focused on driving awareness of our CGM system amongst intensively managed patients and their healthcare providers. In both the United States and our overseas markets, we have entered into strategic partnerships and distribution agreements that allow third party collaborators with direct sales forces and established distribution systems to market and promote Senseonics CGM systems, including Eversense, Eversense XL, Eversense E3 and future generation products.
An important part of your participation in the Plan is understanding the Company, our products, operations, and financial condition. You can keep yourself informed about the Company by reviewing proxy statements, reports to stockholders, and other documents that we prepare for our stockholders and the general public. If you become one of our stockholders, you will be entitled to attend our stockholder meetings and to vote in the election of directors and on other matters brought before our stockholders.
Company History
We were originally incorporated as ASN Technologies, Inc. in Nevada on June 26, 2014. On December 7, 2015, we acquired Senseonics, Incorporated, a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy (the “Acquisition”).
In connection with the Acquisition, we reincorporated in Delaware and changed our name to Senseonics Holdings, Inc. Upon the closing of the Acquisition, Senseonics, Incorporated merged with a wholly-owned subsidiary of ours formed solely for that purpose and became our wholly-owned subsidiary.
Our principal executive offices are located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Our telephone number is (301) 515-7260. Our website is located at http://www.senseonics.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
The U.S. federal securities laws require us to provide information about our business and financial status in our (a) annual reports, filed on a Form 10-K; (b) quarterly reports filed on a Form 10-Q; and (c) current reports relating to important corporate events occurring during the year filed on a Form 8-K. We file these reports with the U.S. Securities and Exchange Commission (the “SEC”). We also prepare and file with the SEC a proxy statement in connection with our annual meeting of stockholders. The proxy statement provides further information about us and our officers, non-employee directors, and major stockholders. From time to time we may also file other documents with the SEC as required by Sections 13(a), 13(c), 14 and/or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-37717. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents we have filed or will file with the SEC are incorporated by reference into these materials, which constitute the prospectus for the Plan:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022;

•
our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the SEC on May 10, 2022, for the fiscal quarter ended June 30, 2022, filed with the SEC on August 9, 2022, and for the fiscal quarter ended September 30, 2022, filed with the SEC on November 8, 2022;

•
our Current Reports on Form 8-K filed with the SEC on February 11, 2022 (Item 8.01), March 15, 2022, May 26, 2022, September 1, 2022, November 14, 2022 and January 10, 2023;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 15, 2022; and

•
the description of our common stock as described in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to the registration statement on Form S-3 we filed with the SEC registering the shares reserved under the Plan have been issued or that deregisters all securities then remaining unissued. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
A paper copy of these documents is always available without charge and upon written or oral request directed to our Plan Administrator, at Senseonics Holdings, Inc., 20415 Seneca Meadows Parkway, Germantown, MD 20876, telephone (301) 515-7260. If you are already one of our stockholders, you should receive paper or electronic copies of our proxy statement, reports to stockholders, and other stockholder communications. Alternatively, copies of the most recent reports containing audited financial statements for our most recent fiscal year (which may be the final prospectus by which shares of our common stock are sold to the general public or the annual report to our stockholders) and our other SEC filings are available on the SEC’s website at www.sec.gov.
Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus modifies or supersedes such statement.
RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference into this prospectus. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:
•
our ability to maintain regulatory approval and CE Certificates of Conformity of Eversense and Eversense E3 in the United States and the EU;

•
the success of our collaboration and commercialization agreement with Ascensia Diabetes Care Holdings AG, or Ascensia;

•
the timing of product launches, including Eversense E3;

•
the clinical utility of Eversense;

•
our ability to develop future generations of Eversense;

•
our ability to service our outstanding indebtedness;

•
the timing and availability of data from our clinical trials;

•
the timing of our planned regulatory filings and potential regulatory approvals and CE Certificates of conformity;

•
our future development priorities;

•
our ability to obtain adequate reimbursement and third-party payor coverage for Eversense;

•
our expectations about the willingness of healthcare providers to recommend Eversense to people with diabetes;

•
our commercialization, marketing and manufacturing capabilities and strategy;

•
our ability to comply with applicable regulatory requirements;

•
our ability to maintain our intellectual property position;

•
our estimates regarding the size of, and future growth in, the market for continuous glucose monitoring systems;

•
effects of the COVID-19 pandemic;

•
our estimates regarding the period of time for which our current capital resources will be sufficient to fund our continued operations; and

•
our estimates regarding our future expenses and needs for additional financing.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K or Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these terms. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.
These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
USE OF PROCEEDS
We will not receive any proceeds from the issuance of the nonstatutory stock options or restricted stock units covered by this prospectus. However, we may receive proceeds from time to time upon the exercise of nonstatutory stock options we grant under the Plan pursuant to this prospectus. The amount of proceeds that we may receive from the exercise of stock options will depend on the number of stock options we grant under the Plan, the number of such stock options that vest in accordance with their terms and the extent to which such vested stock options are ultimately exercised by the Plan participants. We intend to use the proceeds that we receive from the exercise of any stock options for general corporate purposes. Because restricted stock units do not have an associated exercise price, we will not receive any proceeds from the settlement of restricted stock units that we may issue under the Plan.
PLAN OF DISTRIBUTION
The stock options and restricted stock units, and the common stock issuable upon exercise and/or settlement of these awards will be issued directly to the Plan participants, without the use of underwriters, brokers or dealers. Our Compensation Committee will determine the award recipients, who will be eligible participants under the Senseonics Holdings, Inc. 2023 Commercial Equity Plan. The purpose of this distribution is to incentivize the award recipients to exert maximum efforts in fulfillment of their responsibilities to their employer in connection with the commercialization of the Company’s products pursuant to commercial arrangements between Senseonics and their employer, by providing the award recipients a means to benefit from increases in the value of shares of common stock of the Company, further aligning the interests of individuals supporting Eversense commercialization with the interests of Senseonics stockholders.

THE SENSEONICS HOLDINGS, INC. 2023 COMMERCIAL EQUITY PLAN AND THE
SECURITIES WE MAY OFFER
Below is a discussion of the material terms of the Plan and the nonstatutory stock options and restricted stock units that we may issue from time to time pursuant to the Plan. It may not answer all of the questions you might have about the Plan and is not intended to go into every detail of the Plan. In addition, please note that the terms of awards granted under the Plan are not required to be the same for everyone. The particular terms of your awards are described further in your grant notice and applicable award agreement, forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.
You should have received a grant notice and award agreement describing the terms and conditions of your award. Please note that if there are any inconsistencies between the information in this prospectus and the terms of the Plan (or your award), the terms of the Plan (or your award) will control.
You can request a copy of the Plan from our Stock Plan Administrator (our “Plan Administrator”) at Senseonics Holdings, Inc., 20415 Seneca Meadows Parkway, Germantown, MD 20876, telephone (301) 515-7260. Our Plan Administrator is also available to answer your questions regarding the Plan and its administration. You should direct questions relating to the tax consequences of your participation in the Plan to your personal tax advisor.
General Plan Provisions
1.
What is the purpose and basic structure of the Plan?

The purpose of the Plan is to help the Company provide incentives for participants to exert maximum efforts for the success of the Company and provide a means by which such persons may benefit from increases in the value of shares of common stock of the Company.
The Plan provides for the discretionary grant of nonstatutory stock options and restricted stock unit awards (collectively, the “awards” or “stock awards”) to eligible recipients.
2.
When did the Plan become effective?

The Plan was approved by our board of directors (the “Board”) on January 10, 2023 (the “Effective Date”).
3.
Who is an eligible recipient of awards under the Plan?

Non-employees of Senseonics, including employees of Ascensia Diabetes Care Holdings AG (the “Employer”) who assist in the commercialization of the Company’s products and who have been selected for participation in the Plan are eligible to receive awards under the Plan (“Eligible Recipients”).
4.
Who determined whether I received an award and its terms?

The Compensation Committee of the Board (the “Compensation Committee”) administers and interprets the Plan. References to the Board in this document should be construed as references to the Compensation Committee, as applicable.
The Compensation Committee currently consists of four members of the Board. Each member of the Compensation Committee serves for so long as the Board deems appropriate and may be removed by the Board at any time. When the Compensation Committee grants an award under the Plan, the Compensation Committee has the discretion to determine the terms of the award, including the number of shares covered by any stock award. The Compensation Committee may delegate to one or more officers of the Company the authority to grant awards under the Plan to participants within the parameters set by the Board. Accordingly, the Compensation Committee or an authorized officer of the Company decided which type of award you were granted under the Plan and the terms of such award.
Members of the Board normally are nominated by the Board and elected annually by our stockholders. The Board is currently divided into three classes, and members of the Board are elected for staggered, three-year terms. All directors hold office until the expiration of the term for which they were elected and until their successors are elected and qualified or until their earlier death, resignation, or removal from office. The entire Board or any individual director may be removed from office, prior to the expiration of a Board member’s term of office, only in the manner and within the limitations provided by our certificate of incorporation, bylaws and the law of Delaware. Information about the current members of the Board and the Compensation Committee is provided in the proxy statement for our last annual meeting of stockholders.
5.
What functions does the Board perform?

The Board has the authority to (i) determine who will be granted awards and the terms of each stock award; (ii) to construe and interpret the Plan and awards granted under it, including to correct any defects, omission or inconsistencies; (iii) to settle all controversies related to the Plan and awards; (iv) to accelerate the time at which an ward may be exercised or vest; (v) to prohibit the exercise of any option during a period of up to 30 days prior to any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution of Company assets to stockholders, or any other change affecting the shares of common stock or the share price of the common stock including any corporate transaction, for reasons of administrative convenience; (vi) to suspend or terminate the Plan at any time; (vii) to amend the Plan as deemed necessary or advisable; provided that stockholder approval will be sought if required by applicable law; no amendment will materially impair your award without your written consent; (viii) to submit any amendment to the Plan for stockholder approval, if required by applicable law or exchange listing standards; (ix) approve forms of award agreements and amend the terms of any one or more awards; (x) exercise such powers and perform such acts as deemed necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or awards; (xi) to adopt procedures and sub-plans necessary or appropriate to permit participation by otherwise Eligible Recipients who are foreign nationals or employed by the Employer outside of the United States; and (xii) to effect, with the consent of any materially adversely affected participant, (1) the reduction of the exercise, purchase or strike price of any outstanding option or stock award; (2) the cancellation and substitution of any outstanding stock award; or (3) any other action that is treated as a repricing under generally accepted accounting principles.
Additional information regarding the Board can be obtained by contacting our Plan Administrator as provided on the first page of this prospectus.
6.
How many shares of common stock may be issued under the Plan?

Subject to the provisions of the Plan relating to adjustment for stock splits, stock dividends, and comparable restructuring activities, the aggregate number of shares of our common stock that are available for issuance pursuant to awards under the Plan will not exceed 10,000,000 shares.
To the extent shares are subject to a stock award granted under the Plan which (i) expires or otherwise terminates without all of the shares covered by the stock award being issued, (ii) is settled in cash (that is, the holder of the stock award receives cash rather than stock), or (iii) are withheld in satisfaction of tax withholding obligations on such stock award or as consideration for the exercise price or purchase price of such stock award, then such expiration, termination, settlement, or withholding of such shares does not result in an issuance of such shares under the Plan and therefore will not reduce or offset the number of shares of our common stock that may be issued under the Plan. If any shares of our common stock issued under a stock award granted under the Plan are forfeited back to us because of the failure to vest, then the forfeited shares will revert to and again become available for issuance under the Plan (“Recycled Shares”).
Accordingly, the “Share Reserve” is a limitation on the number of shares of our common stock that may be issued pursuant to the Plan and does not limit the granting of awards because shares subject to awards which are granted but which are not issued do not reduce the Share Reserve and any Recycled Shares can be granted subject to awards more than once.
The stock issuable under the Plan may be shares of our authorized but unissued or reacquired common stock, including shares of our common stock the Company repurchases on the open market.
7.
Will I continue to receive awards under the Plan?

Whether or not awards will be granted to you under the Plan will depend on many factors, such as whether you continue to be an Eligible Recipient of awards under the Plan, the Company’s overall performance, the Board’s then-current policy on granting awards, and the number of shares remaining in the Plan. Further, the Board has the authority to stop granting awards at any time.
Please note that your receipt of awards under the Plan does not and should not be construed to create an employment or other service relationship between you and the Company.
8.
Can the Board terminate the Plan or change its terms?

The Board may suspend or terminate the Plan at any time. No awards may be granted under the Plan while the Plan is suspended or after it is terminated. However, any termination of the Plan will not materially impair your rights under your then-outstanding awards without your written consent except as otherwise expressly provided for in the Plan. Also, the Board has the authority to amend the Plan’s terms, including amending the Plan to take into account tax, securities, or other laws or in response to changes in the accounting treatment of the awards. Some changes, like an amendment increasing the number of shares available for issuance under the Plan, require stockholder approval.
9.
Will I receive reports regarding my stock awards?

You will generally not receive regular reports regarding our stock award accounts, but you can always review any outstanding stock awards that you have on the Company’s stock plan administration website. Please contact our Plan Administrator for additional information.
Nonstatutory Stock Options
10.
What is an option?

An option is the right to purchase a specified number of shares of our common stock at a fixed price per share (the “exercise price”) payable at the time the option is exercised. Any option granted under the Plan will be a nonstatutory stock option.
11.
How was the exercise price of my option determined?

The Board determined the exercise price of options. The exercise price of each option will not less than the fair market value of a share of our common stock on the date the option was granted. You should review your option grant notice to determine the exercise price of your option.
12.
How is the fair market value of the Company’s common stock determined?

The fair market value of our common stock will generally be the closing sales price on the NYSE American or other established stock exchange on the determination date, unless the Board provides otherwise. If there is no closing sales price for our common stock on the determination date, the fair market value will be the closing sales price on the last preceding date for which a quotation exists.
If there is no public market for our common stock, the Board will determine the fair market value in good faith and in a manner that complies with applicable tax rules.
13.
When can I exercise my option?

The Board determined certain terms of your option, including the date or dates after which you may exercise it. The Board has the authority to accelerate the vesting and exercise schedule of outstanding options.
We are not required to grant options with vesting and exercise terms that are the same for every participant, and the terms of your option may vary from the terms described above. Please review your option grant notice and option agreement carefully to determine the vesting and exercise terms of your option.
14.
How do I exercise my option?

You exercise your option by delivering your executed notice of exercise form and payment of the exercise price and any withholding taxes (to the extent applicable) to our Plan Administrator (or such other person as we may designate), which may include using a web-based tool. You may have received a copy of the notice of exercise form with your option grant notice and agreement, either in writing or electronically. You can request additional copies of the exercise notice from our Plan Administrator. We may in the future establish other procedures for exercising your option.
15.
How do I pay the exercise price of my option?

The Board may, but is not required to, allow you to pay the exercise price as specified in your option agreement as follows: (a) in cash or by check, bank draft, or money order payable to the Company; (b) through a broker-assisted “same day sale” or “cashless exercise” procedure permitted by Regulation T of the U.S. Federal Reserve Board; or (c) in other forms of legal consideration acceptable to the Board and permitted by applicable law. Please review your option grant notice and agreement carefully to determine how you may pay the exercise price of your option.
16.
How do exercise programs through brokers work?

Your option agreement may allow you to exercise your option without first paying the exercise price through a “cashless exercise” (also known as a “broker-assisted exercise,” “same day sale” or “sell to cover” procedure). To use this procedure, the Company must have established a cashless exercise procedure and you must provide irrevocable instructions to a brokerage firm reasonably satisfactory to the Company to effect the immediate sale of the shares of our common stock purchased under your option and to pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all required withholding taxes (to the extent applicable). Concurrently with these instructions, you must also direct the Company to deliver the certificates for the purchased shares to the brokerage firm to complete the sale. You should contact our Plan Administrator for information regarding the cashless exercise program and to obtain an instruction form for your broker.
Restricted Stock Unit Awards
17.
What is a restricted stock unit award?

A restricted stock unit award represents your right to receive the economic equivalent of one share of our common stock for each restricted stock unit that vests. The Company may settle restricted stock units that vest by the delivery of shares of our common stock, their cash equivalent, a combination thereof, or any other form of consideration the Board determines and described in your restricted stock unit grant notice and agreement.
You do not generally have any rights as a stockholder until we issue the shares subject to the restricted stock units to you. Specifically, you will not have rights to vote the shares subject to your restricted stock units unless and until those shares are actually issued to you.
Please review your restricted stock unit grant notice and agreement to determine when your restricted stock units vest and the other terms and conditions of your restricted stock units.
18.
Do I have to pay for the shares subject to my restricted stock units?

Unless otherwise determined by the Board at the time of grant, your restricted stock unit award will be granted in consideration of your remaining an Eligible Recipient, such that you will not be required to make a payment with respect to your restricted stock units. If the Board does determine consideration must be paid by you, then such consideration may be paid in any form determined by the Board and permissible under applicable law.
19.
When do my restricted stock units vest?

Please review your restricted stock unit grant notice and agreement to determine when your restricted stock units vest.

Termination of Awards
20.
What happens to my award if I cease to be an Eligible Recipient?

Options:   Company options generally expire ten years after they are granted, although the term may be less than ten years. Further, if you cease to be an Eligible Recipient for any reason (including, without limitation, when your service with the Employer terminates), your option stops vesting immediately and you will generally not be able to exercise any unvested portion of your option after your service has terminated. Regardless of the reason for such cessation, your right to exercise the vested portion of your option generally terminates three months thereafter. Your option may provide for a shorter or longer period of time in which you may exercise your option, but in any event, you may not exercise your option after the expiration of its maximum term. Please review your option grant notice and agreement for the specific terms that apply.
Restricted Stock Units:   When you cease to be an Eligible Recipient for any reason, your restricted stock units stop vesting immediately and you generally will forfeit any unvested restricted stock units at the time of such cessation.
21.
What are the rights of my heirs upon my death?

Options:   If you cease to be an Eligible Recipient as a result of your death (or if you die within a specified period after you cease to be an Eligible Recipient), then your personal representative may exercise your option as to any vested portion. Your option agreement will specify the date by which the option must be exercised, which usually will be three months after your death. In any event, the option will not be exercisable after the expiration of its maximum term. Please review your option grant notice and agreement for the specific terms that apply.
Restricted Stock Units:   When you cease to be an Eligible Recipient for any reason, including due to your death, your restricted stock units stop vesting immediately and you generally will forfeit any unvested units at the time of such cessation.
Sale or Transfer of Awards
22.
Can I transfer my award to a relative or friend?

Options:   Options are generally not transferable, except by will or by the laws of descent and distribution. Please consult your option agreement to determine whether you may transfer your option. If your option is not transferable, only you may exercise it during your lifetime and you may not transfer it during your lifetime.
Restricted Stock Unit Awards:   Except as expressly provided in the Plan or your award agreement, restricted stock unit awards granted under the Plan may not be transferred or assigned by you. If your vested restricted stock unit award is settled in shares of our common stock, after such shares subject to your award have been issued, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions of the Plan and applicable law.
23.
Can I sell the stock I receive from my award immediately?

You may generally sell our common stock that you receive from exercising your option or the settlement of your restricted stock unit award, subject to your possession of “inside information,” as discussed below.
24.
If I am aware of inside information, can I sell my stock before this information is disclosed to the public?

No. Any Plan participant who effects transactions in our stock (or provides information to enable other persons to do so) on the basis of inside information is subject to both civil liability and criminal penalties, as well as disciplinary action by us and/or their employer. If you are aware of inside information you may not sell shares of our stock, whether received upon exercise of an option, settlement of a restricted stock unit award or otherwise, before such information is disclosed to the public.
Generally, “inside information” is information that is both material (very important) and non-public (not disclosed through press releases, newspaper articles, or otherwise to the public that buys and sells securities). Material information may include projections, estimates, and proposals. Whether information is material will depend on the specific circumstances. A general test is whether dissemination of the information to the public would likely affect the market price of our stock or would likely be considered important by people who are considering whether to buy or sell our stock. Certainly, if the information makes you want to buy or sell, it would probably have the same effect on others.
If you are contemplating selling your shares and you think you might have inside information, you should discuss the matter with your supervisor or your employer’s in house legal counsel. If, after this discussion, it is determined that such information is inside information, you must wait to sell your shares until after the information has been made public or the information is no longer inside information, or longer if otherwise required under applicable law.
25.
Do I have to pay a commission when I exercise my option or when I later sell my stock?

You generally pay no commission when you exercise your option unless you engage in a same day sale. When you sell your shares, generally you must use a broker, and you can expect to be charged a commission. We will not buy from you, sell on your behalf (other than in certain circumstances to cover applicable exercise price or tax withholding obligations), or assist you in selling stock that you have received under the Plan.
Corporate Transactions
26.
What happens to my award if there is a change in the Company’s capital structure?

If certain changes occur to the Company’s capitalization (e.g., a stock split, or a reverse stock split of our common stock), the Board will proportionately adjust the exercise price or purchase price (if applicable) and number and class of shares subject to your stock award.
27.
What happens to my award in the event of a corporate transaction?

Unless otherwise provided in your stock award agreement, your stock award will receive the following treatment, as applicable, as to all or any portion of your stock award in the event of a corporate transaction (as described below), contingent upon the closing or completion of the corporate transaction:
Stock Awards May be Assumed.   Subject to applicable law, in the event of a corporate transaction, any surviving or acquiring corporation may assume or continue your stock award or substitute a similar award for your stock award.
Treatment.   In the event of a corporate transaction, your vested stock award will terminate if not exercised prior to the occurrence of the corporate transaction. Any portion of your stock award that is unvested will be automatically forfeited without consideration.
Payment for Stock Awards Instead of Exercise.   Notwithstanding the above treatment of your stock award in connection with a corporate transaction, in the event your stock award will terminate if not exercised prior to the occurrence of a corporate transaction, the Board may provide, in its sole discretion, that you may not exercise your stock award but will receive a payment, in such form the Board determines, equal in value, at the occurrence of the corporate transaction, to the excess, if any, of (A) the value of the property you would have received upon the exercise of your stock award (including, at the Board’s discretion, any unvested portion of your stock award), over (B) the exercise price payable by you in connection with such exercise.
A “corporate transaction” occurs in the event of the consummation of (a) a sale or other disposition of all or substantially all of the consolidated assets of the Company and our subsidiaries; (b) a sale or other disposition of at least 50% of the Company’s outstanding securities; (c) a merger, consolidation, or similar transaction following which the Company is not the surviving corporation; or (d) a merger, consolidation, or similar transaction following which the Company is the surviving corporation, but the shares of our common stock outstanding immediately preceding the transaction are converted or exchanged into other securities, cash, or other property because of the transaction.
The foregoing is merely a summary; please refer to the Plan document and your stock award agreement regarding what constitutes a corporate transaction.
28.
What happens to my award if the Company dissolves or liquidates?

Unless otherwise determined by the Board, if the Company dissolves or liquidates, all outstanding stock awards will terminate immediately prior to the dissolution or liquidation. The Board may provide, in its discretion, that some or all of the outstanding stock awards will become fully vested, exercisable, or no longer subject to forfeiture prior to the dissolution or liquidation.
Miscellaneous
29.
Is the Plan subject to ERISA or is it a qualified retirement plan?

The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is not qualified under Section 401(a) of the Code and does not enjoy the tax deferral benefits of a qualified retirement plan.
U.S. TAX ISSUES RELATING TO YOUR PARTICIPATION IN THE PLAN
The information in this section responds to questions you may have about the income tax consequences of participating in the Plan that will be relevant to you if you are a U.S. taxpayer. The following summaries are based on the U.S. federal income tax consequences of participating in the Plan as of the date of this prospectus. Tax laws and regulations may change, and interpretations of these laws and regulations can change the way the laws and regulations apply to you. As a result, the information below may be out of date at the time you receive, exercise or vest in a stock award, or sell shares acquired under the Plan.
In addition, the tax information is not complete. For example, it does not address U.S. state or local tax laws or the application of laws if you are subject to the tax laws of other countries. You should know that non-U.S., U.S. state and local tax treatment may vary from the U.S. federal income tax treatment described herein. Further, this information is general in nature and does not discuss all of the various laws, rules and regulations that may apply. Moreover, the information in the summaries is based on assumptions that may or may not apply to your particular tax or financial situation. The Company is not in a position to assure you of any particular tax result.
You are strongly advised to consult your own independent personal tax advisors as to how the tax or other laws apply to your specific situation.
Nonstatutory Stock Options
30.
Do I have to pay tax when I receive a nonstatutory stock option?

No.
31.
How am I subject to tax if I exercise the vested portion of a nonstatutory stock option?

If you exercise the vested portion of a nonstatutory stock option when the fair market value of the stock is higher than the exercise price of your option, you generally are required to pay tax on the “spread,” that is, the excess of (a) the fair market value of the stock on the date of exercise, over (b) the exercise price. The spread on the exercise will be characterized as ordinary income and will be subject to applicable income and employment tax withholding in the case of employee optionees as described below. The Company will be entitled to a business expense deduction based on the amount of ordinary income that you recognize.

32.
Will Senseonics withhold taxes on exercise of a nonstatutory stock option?

If you were not an employee of Senseonics during any portion of the vesting period, there will generally not be any income tax withholding upon the exercise of your options. Instead, Senseonics would expect to issue you a Form 1099 and you will be required to pay the income taxes owed in connection with the exercise of the award. However, if you were an employee of Senseonics during any part of the option term, Senseonics is required to withhold federal and state income and employment taxes from the spread upon exercise or to otherwise ensure that the withholding taxes due will be paid. Generally, if Senseonics complies with this requirement, it will be allowed a business expense deduction on the amount of ordinary income you recognized upon exercise of your nonstatutory stock option.
The amount of withholding may be insufficient to pay all applicable taxes that may be due with respect to the exercise of your options. See your tax advisor for more details. Senseonics will not obligated to issue the shares to you unless you make satisfactory arrangements with Senseonics to cover the amount of federal, state, local, and foreign tax withholding due upon the exercise of your nonstatutory stock option (to the extent applicable).
33.
How much tax do I pay when I sell stock received upon the exercise of a nonstatutory stock option?

If you exercised your nonstatutory stock option when the exercise price was lower than the fair market value on the date of exercise, you generally should have paid tax on the difference between the two. Upon the sale of your stock (or other taxable transfer) you generally will recognize a gain or loss equal to the difference between the sales price and the fair market value at the time of exercise. Generally, your gain or loss will be characterized as a long-term capital gain or loss if you held the stock for more than one year after the date the option was exercised, and a short-term capital gain or loss if you did not hold the stock for that period of time.
You should consult with your tax advisor if you have questions relating to the tax consequences of participation in and the sale of shares under the Plan.
Restricted Stock Unit Awards
34.
Am I subject to income tax when I receive a restricted stock unit award?

No. You generally will not recognize any income upon receipt of your restricted stock unit award.
35.
What are the tax consequences of the receipt of shares of common stock upon settlement of my vested restricted stock unit award?

You generally will recognize ordinary income equal to the fair market value of the underlying shares on the date the shares are delivered to you in settlement of your vested restricted stock unit award.

36.
Will Senseonics collect income and employment taxes on vesting or settlement of the shares subject to my restricted stock unit award?

If you were not an employee of Senseonics during any portion of the vesting period, there will generally not be any income tax withholding upon the vesting of your restricted stock unit award (or later settlement of the underlying shares). Instead, Senseonics would expect to issue you a Form 1099 and you will be required to pay the income taxes owed in connection with the vesting of the award. However, if you were an employee of Senseonics during any part of the vesting period of the restricted stock unit award, Senseonics generally will be required to withhold income and employment taxes from compensation payable to you in an amount based on the ordinary income you recognize at the time of the vesting of your restricted stock unit award (or, possibly later in the year when you are issued the shares). In such instance, Senseonics will generally be able to take a business expense deduction in the amount of ordinary income that you recognize at that time.
If this withholding requirement applies to you because you were an employee of Senseonics during the vesting period of the restricted stock unit award, Senseonics will not be obligated to issue the shares to you unless you make satisfactory arrangements with Senseonics to cover the amount of any required federal, state, local, and foreign tax withholding due upon the vesting and delivery of your shares.
37.
What are the tax consequences upon my sale of the shares received upon settlement of my restricted stock unit award?

Upon a subsequent sale of any stock acquired pursuant to your restricted stock unit award, you will recognize a capital gain or loss equal to the difference between the sale price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year from the date of delivery.
LEGAL MATTERS
Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus have been passed upon by Cooley LLP, Reston, Virginia.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and the effectiveness of our internal control over financial reporting as of December 31, 2021 included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. KPMG LLP, independent registered public accounting firm, has been engaged as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.
SEC registration fee	$1,135
Accounting fees and expenses	20,000
Legal fees and expenses	200,000
Printing and miscellaneous expenses	5,000
Total	$226,135
Item 15.
Indemnification of Officers and Directors
Under Section 145 of the Delaware General Corporation Law, or DGCL, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.
Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under applicable law, (ii) require us to indemnify our directors and executive officers to the fullest extent permitted by the DGCL or other applicable law and (iii) provide us with the power, in our discretion, to indemnify our other officers, employees and other agents as set forth in the DGCL or other applicable law. We believe that these provisions of our amended and restated certificate of incorporation and amended and restated bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate our directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of such director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that such director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which such director derived an improper personal benefit, for acts or omissions involving a reckless disregard for such director’s duty to us or to our stockholders when such director was aware or should have been aware of a risk of serious injury to us or to our stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of such director’s duty to us or to our stockholders, for improper transactions between such director and us and for improper loans to directors and officers. These provisions also do not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.
As permitted by Delaware law, we have entered into indemnification agreements with each of our current directors and officers pursuant to the foregoing provisions. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.
Exhibits and Financial Statement Schedules
Exhibit Number	Description of Document
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the SEC on March 23, 2016).
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q (File No 001-37717), filed with the SEC on August 8, 2018).
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the Commission on August 18, 2020).
3.4	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37717), filed with the Commission on November 8, 2022).
3.5	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37717) filed on March 23, 2016).
3.6	Amendment to Bylaws of Senseonics Holdings, Inc. (incorporated herein by reference to Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K (File No. 001-37717) filed with the Commission on March 5, 2021).
4.1*	Senseonics Holdings, Inc. 2023 Commercial Equity Plan.
4.2*	Form of Stock Option Grant Notice and Stock Option Agreement under Senseonics Holdings, Inc. 2023 Commercial Equity Plan.
4.3*	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under Senseonics Holdings, Inc. 2023 Commercial Equity Plan.
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing fee table.

*
Previously filed

Item 17.
Undertakings
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on January 30, 2023.
SENSEONICS HOLDINGS, INC.
By:	/s/ TIMOTHY T. GOODNOW, PH.D. Timothy T. Goodnow, Ph.D. President and Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ TIMOTHY T. GOODNOW, PH.D. Timothy T. Goodnow, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 30, 2023
/s/ RICK SULLIVAN Rick Sullivan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 30, 2023
* Douglas S. Prince	Director	January 30, 2023
* Douglas A. Roeder	Director	January 30, 2023
* Edward J. Fiorentino	Director	January 30, 2023
* Stephen P. DeFalco	Chairman of the Board of Directors	January 30, 2023
* Steven Edelman	Director	January 30, 2023
* Francine Kaufman	Chief Medical Officer and Director	January 30, 2023

Signature	Title	Date
* John Marotta	Director	January 30, 2023
* Anthony Raab	Director	January 30, 2023
* Robert Schumm	Director	January 30, 2023
* Sharon Larkin	Director	January 30, 2023

*
Pursuant to power of attorney

By:
/s/ Timothy T. Goodnow, Ph.D.

Timothy T. Goodnow, Ph.D.
Attorney-in-fact